Exhibit 99.1

EyePoint Pharmaceuticals Reports Fourth Quarter and Full Year 2020 Financial Results and Highlights Recent Corporate Developments

- $115.1 million follow-on financing completed in February 2021

- First patient dosed in Phase 1 clinical trial with EYP-1901 in January 2021

- $16.5 million monetization of ILUVIEN Royalty with $15 million applied to reduction in debt obligations in December 2020

$15.7 million equity investment by Asia partner Ocumension Therapeutics in December 2020

- Total revenues for Full Year 2020 of $34.4 million including net product revenues of $20.8 million

 - Management to host a conference call and webcast today at 8:30 AM ET –

WATERTOWN, Mass., March 4, 2021 (GLOBE NEWSWIRE) -- EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a pharmaceutical company committed to developing and commercializing therapeutics to help improve the lives of patients with serious eye disorders, today announced financial results for the fourth quarter and year ended December 31, 2020 and highlighted recent corporate developments.

“This year was transformative for EyePoint, across all clinical, financial and commercial fronts, despite the impact of COVID-19 on our business. In December 2020, we filed the IND for EYP-1901, a potential twice-yearly sustained delivery intravitreal anti-VEGF treatment for wet age-related macular degeneration (wet AMD), and the first patient was dosed in January. We are excited about the potential for EYP-1901 to dramatically transform the treatment of wet AMD offering patients the opportunity for fewer treatments and improved results,” said Nancy Lurker, President and Chief Executive Officer of EyePoint Pharmaceuticals. “On the commercial front, despite the challenges of COVID-19 with closures in the earlier part of the year, we were pleased to see a return of customer demand of our commercial products to near pre-COVID levels in the second half of 2020.”

Ms. Lurker continued, “In addition to the advancement of EYP-1901, we have made tremendous progress to improve our balance sheet, including a recent upsized follow-on stock offering with $115.1 million of gross proceeds and a $16.5 million royalty monetization with $15 million applied to reduce outstanding debt obligations.”

Corporate Update

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In February 2021, the Company completed an upsized underwritten public offering of 10,465,000 shares of its common stock at a public offering price of $11.00 per share, including the exercise in full by the underwriters of their option to purchase up to 1,365,000 additional shares of common stock. The gross proceeds of the offering to the Company were approximately $115.1 million, before deducting the underwriting discounts and commissions and other estimated offering expenses. Cowen and Guggenheim acted as joint book-running managers for the offering.

•

In December, Ocumension Therapeutics, a China-based ophthalmic pharmaceutical company traded on the Stock Exchange of Hong Kong (1477.HK), made a $15.7 million equity investment in EyePoint, purchasing approximately 3.01 million shares of EyePoint’s common stock.

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Also in December, EyePoint announced a royalty monetization agreement with SWK Holdings Corporation for royalties payable to EyePoint under its license agreement with Alimera Sciences, Inc. for ILUVIEN®.  EyePoint received a one-time $16.5 million payment from SWK in exchange for the rights to future royalties payable to EyePoint from the Alimera agreement. $15 million of the net proceeds from this transaction were applied toward debt obligations with CRG Servicing LLC (CRG). The remaining $1.5 million will be used to advance product pipeline programs.

Commercial Performance in Fourth Quarter 2020

•	Net product revenue for YUTIQ and DEXYCU was $4.0 million and $2.7 million, respectively.

•	Customer demand of approximately 6,200 units for DEXYCU and approximately 500 units for YUTIQ, increases of 30% and 10%, respectively, over Q3 2020.

•	DEXYCU commercial alliance partner, ImprimisRx®, began driving volume through their experienced cataract surgery field force, materially adding to Q4 customer demand.

R&D Highlights

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In January 2021, the Company announced that the first patient was dosed in the Phase 1 clinical trial of EYP-1901 as a potential twice-yearly sustained delivery anti-VEGF treatment targeting wet AMD. EYP-1901 leverages a bioerodible formulation of the Company’s proprietary Durasert® drug delivery technology platform that has been used in four FDA-approved products, including EyePoint’s YUTIQ® for chronic non-infectious uveitis affecting the posterior segment of the eye.

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In November, positive data for YUTIQ® and DEXYCU® were featured in four presentations at the American Academy of Ophthalmology (AAO) 2020 Virtual Annual Meeting. Statistically significant efficacy results from the second Phase 3 trial of YUTIQ were presented and post-cataract surgery inflammatory reduction data from a multicenter retrospective study of real-world usage of DEXYCU were also presented.

Review of Results for Fourth Quarter Ended December 31, 2020
For the three months ended December 31, 2020, total net revenue was $7.1 million compared to $8.6 million for the three months ended December 31, 2019. Net product revenue for the three months ended December 31, 2020 was $6.7 million, with $4.0 million for YUTIQ and $2.7 million for DEXYCU, compared to net product revenue for three months ended December 31, 2019 of $7.9 million with $4.8 million for YUTIQ and $3.1 million for DEXYCU. Net product revenue represents product purchased by EyePoint’s distributors whereas customer demand represents purchases of product by physician practices and ASCs from EyePoint’s distributors.

Net revenue from licenses, royalties and collaborations for the three months ended December 31, 2020 totaled $0.4 million compared to $0.7 million in the corresponding quarter in 2019.

Operating expenses for the three months ended December 31, 2020 totaled $19.9 million compared to $17.6 million in the prior year period. This increase was driven by a $1.6 million increase in G&A expense, a $1.1 million increase in cost of sales and a $1.1 million increase in R&D expense being partially offset by a $1.6 million reduction in sales and marketing expense. Non-operating expense, net, for the three months ended December 31, 2020 totaled $2.7 million of net interest expense. Net loss for the three months ended December 31, 2020 was $15.5 million, or $1.07 per share, compared to a net loss of $10.4 million, or $0.98 per share, for the prior year quarter.

Review of Results for the Full Year Ended December 31, 2020
For the full year ended December 31, 2020, total net revenue was $34.4 million compared to $20.4 million for the full year ended December 31, 2019. Net product revenue for the full year ended December 31, 2020 was $20.8 million, compared to net product revenues for the full year ended December 31, 2019 of $16.8 million.

Net revenue from royalties and collaborations for the full year ended December 31, 2020 totaled $13.6 million compared to $3.5 million in the corresponding period in 2019.

Operating expenses for the full year ended December 31, 2020 totaled $71.7 million versus $68.2 million in the prior year period. This increase was primarily due to a $3.1 million increase in cost of sales, a $2.8 million increase in G&A expense, a $2.1 million increase in R&D expense partially offset by a $4.5 million decrease in sales and marketing expense. Non-operating expense, net, totaled $8.1 million and net loss was $45.4 million, or $3.54 per share, compared to a net loss of $56.8 million, or $5.44 per share, for the prior year period.

Cash and cash equivalents at December 31, 2020 totaled $44.9 million compared to $22.2 million at December 31, 2019.

Financial Outlook
We expect the cash on hand at December 31, 2020 together with the approximate $108 million of net proceeds from the February 2021 public stock offering and expected net cash inflows from our product sales will enable us to fund our current and planned operations through the second quarter of 2022.

Conference Call Information
EyePoint will host a conference call today, at 8:30 AM ET to discuss the results for the fourth quarter and full year ended December 31, 2020 and recent operational developments. To access the conference call, please dial (877-303-5828) from the U.S. and Canada or (631)-813-4828 (international) at least 10 minutes prior to the start time and refer to conference ID 1261618. A live webcast will be available on the Investor Relations section of the corporate website at http://www.eyepointpharma.com. A replay of the webcast will also be available on the corporate website.

About EYP-1901
EYP-1901 is a potential twice-yearly sustained delivery intravitreal anti-VEGF treatment for wet age-related macular degeneration. EYP-1901 leverages a bioerodible formulation of EyePoint’s proprietary Durasert® sustained release technology with vorolanib, a tyrosine kinase inhibitor. Vorolanib provided clear efficacy signals in two prior human trials in wet AMD as an orally delivered therapy with no significant ocular adverse events. EYP-1901 is currently in a Phase 1 clinical trial initially targeting treatment of wet AMD, with the potential for additional indications in diabetic retinopathy and retinal vein occlusion.

About EyePoint Pharmaceuticals, Inc. (Nasdaq:EYPT) is a pharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious eye disorders. The Company's pipeline leverages its proprietary Durasert® technology for extended intraocular drug delivery including EYP-1901, a potential twice-yearly sustained delivery intravitreal anti-VEGF treatment initially targeting wet age-related macular degeneration. The Company has two commercial products: YUTIQ®, for the treatment of chronic non-infectious uveitis affecting the posterior segment of the eye, and DEXYCU®, for the treatment of postoperative inflammation following ocular surgery. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts. To learn more about the Company, please visit www.eyepointpharma.com and connect on Twitter and LinkedIn.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the anticipated use of proceeds for the proposed offering and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes the continued impact of the COVID-19 pandemic on EyePoint’s business, the medical community and the global economy and the impact of general business and economic conditions, our expectations regarding the timing and clinical development of our product candidates, including EYP-1901; and the potential for EYP-1901 as a novel twice-yearly treatment for serious eye diseases, including wet age-related macular degeneration, diabetic retinopathy and retinal vein occlusion; the effectiveness and timeliness of clinical trials, and the usefulness of the data; the timeliness of regulatory approvals; our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; our ability to successfully produce sufficient commercial quantities of YUTIQ and DEXYCU and to successfully commercialize YUTIQ and DEXYCU in the U.S.; our ability to sustain and enhance an effective commercial infrastructure and enter into and maintain commercial agreements for YUTIQ and DEXYCU; the development of our YUTIQ line extension shorter-duration treatment for non-infectious uveitis affecting the posterior segment of the eye; the success of current and future license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; termination or breach of current license agreements, including our agreements with Ocumension Therapeutics and Equinox Science; our dependence on contract research organizations, co-promotion partners, and other outside vendors and service providers; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Investors:

Christina Tartaglia
SternIR
Direct: 212-698-8700
christina.tartaglia@sternir.com

Media:
Thomas Gibson
201-476-0322
tom@tomgibsoncommunications.com

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenues:
Product sales, net	$ 6,680	$ 7,883	$ 20,831	$ 16,824
License and collaboration agreements (including license fees from a related party of $11,500 and $1,030 for the years ended December 31, 2020 and 2019, respectively and $0 during Q4 for both years)	352	236	11,942	1,361
Royalty income	99	514	1,664	2,180
Total revenues	7,131	8,633	34,437	20,365
Operating expenses:
Cost of sales, excluding amortization of acquired intangible assets	2,461	1,324	5,824	2,687
Research and development	5,205	4,131	17,424	15,368
Sales and marketing	5,810	7,399	25,293	29,772
General and administrative	5,777	4,149	20,726	17,939
Amortization of acquired intangible assets	615	615	2,460	2,460
Total operating expenses	19,868	17,618	71,727	68,226
Loss from operations	(12,737)	(8,985)	(37,290)	(47,861)
Other income (expense):
Interest and other income, net	—	362	58	1,054
Interest expense	(1,827)	(1,787)	(7,257)	(6,176)
Loss on extinguishment of debt	(905)	—	(905)	(3,810)
Total other expense, net	(2,732)	(1,425)	(8,104)	(8,932)
Net loss	$ (15,469)	$ (10,410)	$ (45,394)	$ (56,793)

Net loss per common share - basic and diluted	$ (1.07)	$ (0.98)	$ (3.54)	$ (5.44)

Weighted average common shares outstanding - basic and diluted	14,501	10,688	12,836	10,431

EYEPOINT PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$ 44,909	$ 22,214
Accounts and other receivables, net (including due from a related party of $104 and $0 at December 31, 2020 and 2019, respectively)	9,453	11,368
Prepaid expenses and other current assets	3,419	5,997
Inventory	5,337	2,138
Total current assets	63,118	41,717
Property and equipment, net	630	357
Operating lease right-of-use assets	2,610	3,078
Intangible assets, net	25,209	27,669
Restricted cash	150	150
Total assets	$ 91,717	$ 72,971
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 4,811	$ 4,192
Accrued expenses	8,445	6,832
Deferred revenue	945	15
Other current liabilities	687	481
Total current liabilities	14,888	11,520
Long-term debt	37,977	47,223
Deferred revenue, less current portion	15,616	—
Operating lease liabilities - noncurrent	2,330	2,898
Other long-term liabilities	2,365	3,000
Total liabilities	73,176	64,641
Stockholders’ equity:
Capital	528,380	472,776
Accumulated deficit	(510,680)	(465,286)
Accumulated other comprehensive income	841	840
Total stockholders’ equity	18,541	8,330
Total liabilities and stockholders’ equity	$ 91,717	$ 72,971